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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the eGain Communications Corporation Amended and Restated 1998 Stock Plan of our report dated July 24, 2001, with respect to the consolidated financial statements of eGain Communications Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 2001, filed with the Securities and Exchange Commission.

                                                     /s/ ERNST & YOUNG LLP

                                                     ERNST & YOUNG LLP

Palo Alto, California
January 10, 2002